Exhibit 10.6

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

AND GRANT AGREEMENT

Progress Software Corporation
ID: 04-2746201
15 Wayside Road, 4th Floor
Burlington, Massachusetts 01803

Grantee Name:

ISSUED PURSUANT TO THE 2008 STOCK OPTION AND INCENTIVE PLAN

Grant Type:
Award Number:
Date of RSU Award:
Plan:
Total Number of Shares Granted:

Congratulations on your new award! You have been awarded Restricted Stock Units of Progress Software Corporation per the details above. These Restricted Stock Units are subject to the full terms and conditions attached hereto. These Restricted Stock Units are restricted until the vest dates defined in your E*TRADE account (by clicking on the award number you will see the full vesting details).

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE PROGRESS SOFTWARE CORPORATION
2008 STOCK OPTION AND INCENTIVE PLAN

Pursuant to the Progress Software Corporation 2008 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Progress Software Corporation (the “Company”) hereby grants the number of Restricted Stock Units (“RSUs”) specified in the Grantee’s grant (the “Award”) to the Grantee, subject to the terms set forth herein and in the Plan. The Award represents a promise to pay to the Grantee one share of Common Stock, par value $.01 per share (the “Stock”) of the Company for each RSU, subject to the restrictions and conditions set forth herein and in the Plan.

1.	Restrictions.
a.	No Voting Rights and Dividends. Until such time as the RSUs vests and the underlying shares of Stock are issued to the Grantee, the Grantee shall have no voting rights and, subject to the following sentence, no rights to any dividends or other distributions with respect to such underlying shares of Stock. For grants made on or after January 7, 2020, each RSU granted shall accrue dividend equivalent rights in an amount equal to the per-share dividend declared by the Company on shares of Stock at such times as such dividends are declared by the Company; provided, that such dividend equivalent rights shall be settled in cash only upon vesting of the RSU.
b.	Restrictions on Transfer. This Award is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated and any such attempt to transfer any RSU will not be honored; provided, however, that with the consent of the Administrator, the RSUs may be transferred, without payment of consideration, to a member of the Grantee’s immediate family or to a trust or partnership whose beneficiaries are members of the Grantee’s immediate family.
2.	Vesting of Restricted Stock Units.
a.	Subject to the Grantee being employed by the Company on each vesting date, the restrictions and conditions in Paragraph 1 of this Agreement with respect to such RSU shall lapse and such RSU shall vest according to the schedule specified in the Optionee’s grant, provided, that, all vesting with respect to RSUs shall immediately cease, and the Grantee’s rights to all RSUs granted herein and not yet vested in accordance with the provisions of Paragraph 2(a) shall automatically terminate, upon the occurrence of (a) in the case of employees on “garden leave,” the issuance of (i) notice of termination of the Grantee’s employment or consultant status by the Company or a Subsidiary for whom such services are performed for any reason, with or without cause, or (ii) notice of resignation of employment or termination of consultant status by the Grantee, as applicable and (b) in the case of all other employees, the termination, whether by the Company or by the Grantee, of the Grantee’s employment or consultant status with the Company or a Subsidiary for any reason, with or without cause. For grants made on or after June 21, 2021, in the event the Grantee ceases to be an employee of the Company solely on account of Grantee’s death or Disability, such RSUs shall immediately vest and convert into shares of Stock, and in the event of Grantee’s death such vested shares of Stock shall be subject to the laws of descent and distribution.

3.	Receipt of Stock Upon Vesting. Upon the vesting of the RSUs as provided in Paragraph 2(a), the Grantee shall receive one share of Stock for each RSU vested. Shares of Stock acquired pursuant to this Award shall, at the Company’s option, be issued and delivered to the Grantee either in actual stock certificates or by electronic book entry, subject to tax withholding as provided in Paragraph 5 below.
4.	Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.	Tax Withholding. There may be tax consequences to the award of, the dividend equivalent rights accrued with respect to, or the vesting of any portion of, the Restricted Stock Units, depending upon the circumstances and country of citizenship of the Grantee. In particular, upon the vesting of any portion of the Restricted Stock Units, the Company may be required to withhold taxes based on the value of the Stock underlying such Restricted Stock Units on the date of vest. The Grantee is advised to consult with a competent tax advisor for additional information about any such tax consequences.